EXHIBIT 10.8

AMENDED AND RESTATED

LICENSE AGREEMENT

BETWEEN

PRESIDENT AND FELLOWS OF HARVARD COLLEGE

AND

CLINICAL MICRO SENSORS, INC

Effective as of July 14, 1997

Re: Harvard Case No(s). 1063 and 1339

In consideration of the mutual promises and covenants set forth below, the parties hereto agree as follows:

ARTICLE I

BACKGROUND

HARVARD has entered into an agreement, effective July 14, 1997 (“the License Agreement”), with LICENSEE granting LICENSEE certain rights under PATENT RIGHTS. The parties hereto agree that this Amended and Restated License Agreement supercedes and replaces the July 14, 1997 License Agreement.

ARTICLE II

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

2.1

AFFILIATE: any company, corporation, or business (a) which owns or controls at least fifty percent (50%) of the voting stock or other ownership of LICENSEE; or (b) of which LICENSEE owns or controls at least fifty percent (50%) of the voting stock or other ownership. Unless otherwise specified, the term LICENSEE includes AFFILIATES.

2.2	EFFECTIVE DATE: shall mean July 14, 1997

2.3	FIELD: shall mean all fields of use

2.4

HARVARD: President and Fellows of Harvard College, a nonprofit Massachusetts educational corporation having offices at the Office for Technology and Trademark Licensing, 124 Mt. Auburn Street, Suite 410 South, Cambridge, Massachusetts 02138.

2.5	LICENSED PROCESSES: the processes covered by PATENT RIGHTS.

2.6	LICENSED PRODUCTS: products covered by PATENT RIGHTS or products made or services provided in accordance with or by means of LICENSED PROCESSES.

2.7	LICENSEE: Clinical Micro Sensors, Inc a corporation organized under the laws of California having its principal offices at 101 Waverly Drive, Pasadena, CA 91105.

2.8	NET SALES: the amount billed, invoiced, or received (whichever occurs first) for sales, leases, or other transfers of LICENSED PRODUCTS, less:

(a)	customary trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions actually allowed and taken;

(b)	amounts repaid or credited by reason of rejection or return; and

(c)

to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE or sublicensees.

(d)	reasonable charges for delivery or transportation provided by third parties, if separately stated.

NET SALES also includes the fair market value of any non-cash consideration received by LICENSEE or sublicensees for the sale, lease, or transfer of LICENSED PRODUCTS.

2.9

NON-COMMERCIAL RESEARCH PURPOSES: use of PATENT RIGHTS for academic research or other not-for-profit scholarly purposes which are undertaken at a non-profit or governmental institution that does not use the PATENT RIGHTS in the production or manufacture of products for sale or the performance of services for a fee.

2.10

NON-ROYALTY SUBLICENSE INCOME: Sublicense issue fees, sublicense maintenance fees, sublicense milestone payments, and similar non-royalty payments made by sublicensees to LICENSEE on account of sublicenses pursuant to this Agreement.

2.11

PATENT RIGHTS: United States patents and patent applications listed in Appendix A, including USSN Serial No. 08/312,388 filed 9/26/94, entitled “Molecular Recognition at Surfaces Derivatized with Self Assembled Monolayers” and United States patent application entitled “Surface-Immobilized Nucleic Acid and Electron-Transfer Devices and Methods”, filed on 1/21/97, the inventions described and claimed therein, and any divisions, continuations, continuations-in-part to the extent the claims are directed to subject matter specifically described and dominated by the claims of the existing PATENT RIGHTS, patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto, all to the extent owned or controlled by HARVARD.

2.12	TERRITORY: Any and all countries for which PATENT RIGHTS exist.

2.13	The terms “Public Law 96-517” and “Public Law 98-620” include all amendments to those statutes.

2.14	The terms “sold” and “sell” include, without limitation, leases and other transfers and similar transactions.

ARTICLE III

REPRESENTATIONS

3.1

HARVARD is sole owner by assignment from Drs. C. Bamdad, J. Strominger, G. Sigal and G. Whitesides of their entire right, title and interest in United States Patent Application Serial No. 08/312,388 filed 9/26/94 entitled ‘Molecular Recognition at Surfaces Derivatized with Self Assembled Monolayers’ (H.U. Case #1063) and from Dr. C. Bamdad of her entire right title and interest in United States Patent Application entitled ‘Surface-Immobilized Nucleic Acid and Electron Transfer Devices or Methods filed 1/21/97 (HU Case #1339) in the foreign patent applications corresponding thereto, and in the inventions described and claimed therein.

3.2	HARVARD has the authority to issue licenses under PATENT RIGHTS.

3.3	HARVARD warrants that all intellectual property rights to HU Case nos. 1063 and 1339 are included in PATENT RIGHTS.

3.4

HARVARD is committed to the policy that ideas or creative works produced at HARVARD should be used for the greatest possible public benefit, and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.

3.5	LICENSEE is prepared and intends to diligently develop the invention and to bring products to market which are subject to this Agreement.

3.6

LICENSEE is desirous of obtaining an exclusive license in the TERRITORY and in the FIELD in order to practice the above-referenced invention covered by PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith, and HARVARD is desirous of granting such a license to LICENSEE in accordance with the terms of this Agreement.

ARTICLE IV

GRANT OF RIGHTS

4.1

HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof an exclusive commercial license in the TERRITORY and in the FIELD under PATENT RIGHTS to make and have made, to use and have used, to sell and have sold the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES, for the life of the PATENT RIGHTS. Such licenses shall include the right to grant sublicenses, subject to HARVARD’s review. In order to provide LICENSEE with commercial exclusivity for so long as the license under PATENT RIGHTS remains exclusive, HARVARD agrees that it will not grant licenses under PATENT RIGHTS to others except as required by HARVARD’s obligations in paragraph 3.2(a)or as permitted in paragraph 3.2(b).

4.2	The granting and exercise of this license is subject to the following conditions:

(a)

HARVARD’s “Statement of Policy in Regard to Inventions, Patents and Copyrights,” dated March 17, 1986, Public Law 96-517, Public Law 98-620, and HARVARD’s obligations under agreements with other sponsors of research. To the best of HARVARD’s knowledge, the only sponsor of the research from which PATENT RIGHTS arise is the federal government. Any right granted in this Agreement greater than that permitted under Public Law 96-517, or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

(b)	HARVARD reserves the right to make and use, and grant to others non-exclusive licenses to make and use for NON-COMMERCIAL RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS.

(c)

LICENSEE shall use diligent efforts to effect introduction of the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

(d)

At any time after five (5) years from the EFFECTIVE DATE, HARVARD may terminate or render this license non-exclusive if, in HARVARD’s reasonable judgment, the Progress Reports furnished by LICENSEE do not demonstrate that LICENSEE:

(i)	has put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a

4

sublicense, and is not keeping the licensed subject matter reasonably available to the public, or

(ii)	is engaged in research, development, manufacturing, marketing or sublicensing activity appropriate to achieving 3.3(d)(1), and

(iii)	has adhered directly or through a sublicensee to the following performance milestones:

1. Within five (5) years from the effective date, LICENSEE shall have designed and built at least one prototype device based on PATENT RIGHTS and shall provide HARVARD with documentation of such.

2. Within seven (7) years from the effective date, LICENSEE shall be manufacturing at least one device based on PATENT RIGHTS and shall provide HARVARD with documentation of such.

3. Within eight (8) years from the effective date, LICENSEE shall provide HARVARD with documentation of the commercial sale of at least one device or service based on PATENT RIGHTS.

LICENSEE will inform HARVARD promptly in writing about any material problem, delay or requirement in connection with the commercial, development and/or manufacture, use, sale or marketing of LICENSED PRODUCTS. LICENSEE and HARVARD may modify the above performance milestones accordingly and as mutually agreed.

(e)

In all sublicenses granted by LICENSEE hereunder, LICENSEE shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. LICENSEE shall further provide in such sublicenses that such sublicenses are subject and subordinate to the terms and conditions of this Agreement, except the sublicensee may not further sublicense. Copies of all sublicense agreements shall be provided promptly to HARVARD.

(f)

During the period of exclusivity of this license in the United States, LICENSEE shall cause any LICENSED PRODUCT produced for sale in the United States to be manufactured substantially in the United States.

4.3	All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

ARTICLE V

ROYALTIES

5.1	LICENSEE has paid to HARVARD a non-refundable license royalty fee in the sum of *** .

5.2

(a) Sales/Sublicenses in the Nucleic Acid Sensor Market: LICENSEE shall pay to HARVARD during the term of this Agreement a royalty of    ***    of NET SALES by LICENSEE and sublicensees. In the case of sublicenses that are based solely on PATENT RIGHTS, LICENSEE shall also pay to HARVARD    ***    of any NON-ROYALTY SUBLICENSE INCOME. Such additional payments shall only be due for sublicenses executed prior to the four year anniversary of the EFFECTIVE DATE. For any sublicense agreement concluded after the four year anniversary of the EFFECTIVE DATE, and for any sublicense agreement that is not based solely on PATENT RIGHTS, there shall be no payments due based on NON-ROYALTY SUBLICENSE INCOME; however LICENSEE shall pay to HARVARD a    ***    royalty on sublicensee NET SALES.

(b) Sales/Sublicenses in the Protein Sensor Market: LICENSEE shall pay to HARVARD during the term of this Agreement a royalty of    ***    of NET SALES by LICENSEE and a royalty of    ***    of NET SALES by sublicensees. In the case of sublicenses that are based solely on PATENT RIGHTS or sublicenses which include both the Nucleic Acid Sensor Field and the Protein Sensor Field, LICENSEE shall also pay to HARVARD    ***    of any NON-ROYALTY SUBLICENSE INCOME. In the case of sublicenses that are not based solely on PATENT RIGHTS, LICENSEE shall pay to HARVARD    ***    of any NON-ROYALTY SUBLICENSE INCOME. Such additional payments shall only be due for sublicenses executed prior to the five year anniversary of the EFFECTIVE DATE. For sublicense agreement executed after the five year anniversary of the EFFECTIVE DATE, there will be no payments based on NON-ROYALTY SUBLICENSE INCOME; however LICENSEE shall pay to HARVARD a    ***    royalty on sublicensee NET SALES.

(i) If LICENSEE’s cumulative NET SALES on any one LICENSED PRODUCT reach    ***    , LICENSEE may reduce the royalty due to HARVARD under this Section 5.2(b) from NET SALES of such LICENSED PRODUCT by    ***    to a final royalty of    ***    .

(ii) If LICENSEE is required to obtain license(s)/sublicense(s) for third party patents infringed as a result of practising the subject matter of PATENT RIGHTS, then royalties due HARVARD under this Section 5.2(b) will be reduced by an amount equivalent to the royalty payable to such third party(s) (“Infringing Royalty”); however, the royalty due HARVARD will not be reduced by more than    ***    .

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

(iii) If royalties are paid by LICENSEE to an entity (other than an AFFILIATE) for LICENSED PRODUCT OR LICENSED PROCESSES for which royalties are also due to HARVARD under this Section 5.2(b) (“Other Royalties”) and total royalties excluding Infringing Royalty for a LICENSED PRODUCT or LICENSED PROCESS exceed    ***    of NET SALES, then the royalties due to HARVARD shall be reduced by    ***     for each    ***    , but only to the extent that the Other Royalties, which are equal to or greater than the royalty due to HARVARD, are reduced in a like manner. The royalty due HARVARD shall never be reduced by more than    ***    in any one year. These reductions may not be accumulated and carried over into future years.

(iv) In no event may the royalty payable to HARVARD under this Section 5.2(b) be reduced below    ***    as a result of all the reductions of Sections 5.2(b) (i)-(iii).

(c) Only one royalty for each specific sale of a LICENSED PRODUCT shall be payable irrespective of the number of patents or patent applications in PATENT RIGHTS covering the manufacture, use or sale of such LICENSED PRODUCTS.

(d) If the license pursuant to this Agreement is converted to a non-exclusive one and if other non-exclusive licenses in the same field and territory are granted, the above royalties shall not exceed the royalty rate to be paid by other licensees in the same field and territory during the term of the non-exclusive license.

(e) On sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid on the NET SALES of the AFFILIATE or sublicensee.

5.3

No later than sixty (60) days from January 1 of each calendar year after the effective date of this Agreement, LICENSEE shall pay to HARVARD the following non-refundable license maintenance royalty and/or advance on royalties. Such payments may be credited against running royalties due for that calendar year and Royalty Reports shall reflect such a credit. Such payments shall not be credited against milestone payments (if any) nor against royalties due for any subsequent calendar year.

February 28,1998	***
February 28,1999	***
February 28,2000 and each year thereafter	***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

ARTICLE VI

REPORTING

6.1

Prior to signing this Agreement, LICENSEE has provided to HARVARD a written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement.

6.2

No later than February 28 of each calendar year, LICENSEE shall provide to HARVARD a written annual Progress Report describing progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceeding calendar year and plans for the forthcoming year. If multiple technologies are covered by the license granted hereunder, the Progress Report shall provide the information set forth above for each technology. LICENSEE shall also provide any reasonable additional data HARVARD requires to evaluate LICENSEE’s performance.

6.3	LICENSEE shall report to HARVARD the date of first sale of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within thirty (30) days of occurrence.

6.4	(a) LICENSEE shall submit to HARVARD on or before February 28 of each calendar year, a Royalty Report setting forth for such preceeding year at least the following information:

(i)	the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country;

(ii)	total billings for such LICENSED PRODUCTS;

(iii)	an accounting for all LICENSED PROCESSES used or sold;

(iv)	deductions applicable to determine the NET SALES thereof;

(v)	the amount of NON-ROYALTY SUBLICENSE INCOME received by LICENSEE; and

(vi)	the amount of royalty due thereon, or, if no royalties are due to HARVARD for any reporting period, the statement that no royalties are due.

Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

(b)

LICENSEE shall pay to HARVARD with each such Royalty Report the amount of royalty due with respect to such year. If multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which PATENT RIGHTS are utilized for each LICENSED PRODUCT and LICENSED PROCESS included in the Royalty Report.

(c)

All payments due hereunder shall be deemed received when funds are credited to Harvard’s bank account and shall be payable by check or wire transfer in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or the Wall Street Journal) on the last working day of each royalty period. No transfer, exchange, collection or other charges shall be deducted from such payments.

(d)	All such reports shall be maintained in confidence by HARVARD except as required by law; however, HARVARD may include in its usual reports annual amounts of royalties paid.

(e)	Late payments shall be subject to a charge of *** whichever is greater.

ARTICLE VII

RECORD KEEPING

7.1

LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep, accurate records (together with supporting documentation) of LICENSED PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due to HARVARD hereunder. Such records shall be retained for at least three (3) years following the end of the reporting period to which they relate. They shall be available during normal business hours for examination by an accountant selected by HARVARD, for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this paragraph, HARVARD’s accountant shall have access to all records which HARVARD reasonably believes to be relevant to the calculation of royalties under Article IV.

7.2	HARVARD’s accountant shall not disclose to HARVARD any information other than information relating to the accuracy of reports and payments made hereunder.

7.3

Such examination by HARVARD’s accountant shall be at HARVARD’S expense, except that if such examination shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest on said sum at the rate of one and one half per cent (11/2%) per month.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

ARTICLE VIII

DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

8.1

Within sixty (60) days of the execution of this Agreement, LICENSEE shall reimburse HARVARD for all reasonable expenses HARVARD has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS. Thereafter, LICENSEE shall reimburse HARVARD for all such future expenses upon receipt of invoices from HARVARD. Late payment of these invoices shall be subject to interest charges of    ***    per month. HARVARD shall, in its sole discretion, be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS. HARVARD shall consult with LICENSEE as to the preparation, filing, prosecution and maintenance of such patent applications and patents and shall furnish to LICENSEE copies of documents relevant to any such preparation, filing, prosecution or maintenance.

8.2

Upon receipt of LICENSEE’s payment of expenses incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS according to 8.1, HARVARD shall provide to LICENSEE copies of the complete file history for all patents and patent applications in PATENT RIGHTS.

8.3

HARVARD and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable HARVARD to apply for, to prosecute and to maintain patent applications and patents in HARVARD’s name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

8.4

LICENSEE may elect to surrender its PATENT RIGHTS in any country upon sixty (60) days written notice to HARVARD. Such notice shall not relieve LICENSEE from responsibility to reimburse HARVARD for patent-related expenses incurred prior to the expiration of the (60)-day notice period (or such longer period specified in LICENSEE’S notice).

ARTICLE IX

INFRINGEMENT

9.1

With respect to any PATENT RIGHTS that are exclusively licensed to LICENSEE pursuant to this Agreement, LICENSEE shall have the right to prosecute in its own name and at its own expense any infringement in the FIELD

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

of such patent, so long as such license is exclusive in the FIELD at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware. Before LICENSEE commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue.

9.2

(a) If LICENSEE elects to commence an action as described above, Harvard may, to the extent permitted bylaw, elect to join as a party in that action. Regardless of whether HARVARD elects to join as a party, HARVARD shall cooperate fully with LICENSEE in connection with any such action.

(b)	If HARVARD elects to join as a party pursuant to subparagraph (a), HARVARD shall jointly control the action with LICENSEE.

(c)	LICENSEE shall reimburse HARVARD for any costs HARVARD incurs, including reasonable attorneys’ fees, as part of an action brought by LICENSEE, irrespective of whether HARVARD becomes a co-plaintiff.

9.3

If LICENSEE elects to commence an action as described above, LICENSEE may deduct from its royalty payments to HARVARD with respect to the patent(s) subject to suit an amount not exceeding     ***     of LICENSEE’s expenses and costs of such action, including reasonable attorneys’ fees; provided, however, that such reduction shall not exceed    ***    of the total royalty due to HARVARD with respect to the patent(s) subject to suit for each calendar year. If such    ***    of LICENSEE’s expenses and costs exceeds the amount of royalties deducted by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to HARVARD from LICENSEE in succeeding calendar years, but never by more than    ***    of the total royalty due in any one year with respect to the patent(s) subject to suit.

9.4	No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of HARVARD, which consent shall not be unreasonably withheld.

9.5

Recoveries or reimbursements from actions commenced pursuant to this Article shall first be applied to reimburse LICENSEE and HARVARD for litigation costs not paid from royalties and then to reimburse HARVARD for royalties deducted by LICENSEE pursuant to paragraph 8.3. Any remaining recoveries or reimbursements shall be shared as follows:

(i) If the amount is lost profits, LICENSEE shall receive an amount equal to the damages the court determines LICENSEE has suffered as a result of the infringement less the amount of any royalties that would have been due HARVARD on sales of LICENSED PRODUCTS lost by LICENSEE as a result

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

of the infringement had LICENSEE made such sales and HARVARD shall receive    ***    have received if such sales had been made by LICENSEE; or

(ii) As to awards other than lost profits,    ***    to LICENSEE and    ***    to HARVARD.

9.6

If LICENSEE elects not to exercise its right to prosecute an infringement of the PATENT RIGHTS pursuant to this Article, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom. LICENSEE shall cooperate fully with HARVARD in connection with any such action. Any reasonable legal expenses incurred by LICENSEE as a direct result of such cooperation shall be reimbursed from HARVARD’s recoveries.

9.7

Without limiting the generality of paragraph 9.6, HARVARD may, at its election and by notice to LICENSEE, establish a time limit of sixty (60) days for LICENSEE to decide whether to prosecute any infringement of which HARVARD is or becomes aware. If, by the end of such sixty (60)-day period, LICENSEE has not commenced such an action, HARVARD may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by HARVARD in good faith, LICENSEE shall pay over to Harvard any payments (whether or not designated as “royalties”) made by the alleged infringer to LICENSEE under any existing or future sublicense authorizing LICENSED PRODUCTS, up to the amount of HARVARD’s unreimbursed litigation expenses (including, but not limited to, reasonable attorneys’ fees).

9.8

If a declaratory judgment action is brought naming LICENSEE as a defendant and alleging invalidity of any of the PATENT RIGHTS, HARVARD may elect to take over the sole defense of the action at its own expense. LICENSEE shall cooperate fully with HARVARD in connection with any such action.

9.9

In the event that an action is brought against LICENSEE or any of its sublicensees alleging direct infringement of a patent right due to the manufacture, use, offer for sale or sale of LICENSED PRODUCTS, LICENSEE may terminate this Agreement upon giving HARVARD written notice of termination. In the event LICENSEE chooses not to terminate this Agreement, LICENSEE and HARVARD shall consult and decide uon an appropriate course of action regarding defence of the action and payment of royalties.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

ARTICLE X

TERMINATION OF AGREEMENT

10.1	This Agreement, unless terminated as provided herein, shall remain in effect until the last patent or patent application in PATENT RIGHTS has expired or been abandoned.

10.2	HARVARD may terminate this Agreement as follows:

(a)

If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with paragraph 6.4(e)) within forty-five (45) days after the date of notice in writing of such non-payment by HARVARD.

(b)	If LICENSEE defaults in its obligations under paragraph 11.3(c)and(d) to procure and maintain insurance.

(c)	If, at any time after five years from the date of this Agreement, HARVARD determines that the Agreement should be terminated pursuant to paragraph 4.2(d).

(d)

If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it. Such termination shall be effective immediately upon HARVARD giving written to LICENSEE.

(e)	If an examination by Harvard’s accountant pursuant to Article VII shows a repeated pattern of fraudulent underreporting or underpayment by LICENSEE in excess of *** for any twelve (12) month period.

(f)	If LICENSEE is convicted of a felony and has exhausted its appeals to such conviction relating to the manufacture, use, or sale of LICENSED PRODUCTS.

(g)

Except as provided in subparagraphs (a), (b), (c), (d), (e) and (f) above, if LICENSEE defaults in the performance of any obligations under this Agreement and the default has not been remedied within ninety (90) days after the date of notice in writing of such default by HARVARD.

10.3

LICENSEE shall provide, in all sublicenses granted by it under this Agreement, that LICENSEE’s interest in such sublicenses shall at HARVARD’s option terminate or be assigned to HARVARD upon termination of this Agreement.

10.4	LICENSEE may terminate this Agreement by giving ninety (90) days advance written notice of termination to HARVARD. Upon termination, LICENSEE shall

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

submit a final Royalty Report to HARVARD and any royalty payments and unreimbursed patent expenses invoiced by HARVARD shall become immediately payable.

10.5	Paragraphs 7.1, 7.2, 7.3, 8.1, 9.5, 10.4, 10.5, 11.2, 11.3, 11.4, 11.5, 11.8 and 11.9 of this Agreement shall survive termination.

ARTICLE XI

GENERAL

11.1

HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

11.2

HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, OR INFORMATION SUPPLIED BY HARVARD, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT.

11.3

(a) LICENSEE shall indemnify, defend and hold harmless HARVARD and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

(b)

LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(c)

Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than     ***    annual aggregate and naming the Indemnitees as additional insureds. During clinical

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as HARVARD shall require, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE’S indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of    ***    ) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. in their sole discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this Agreement.

(d)

LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, HARVARD shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(e)

LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e)(i) above which in no event shall be less than fifteen (15) years.

11.4

LICENSEE shall not use HARVARD’s name or insignia, or any adaptation of them, or the name of any of HARVARD’s inventors in any advertising, promotional or sales literature without the prior written approval of HARVARD.

11.5

HARVARD shall not use LICENSEE’s name or logos in any advertising or promotional literature without the prior written approval of LICENSEE, nor may HARVARD disclose the financial terms of this Agreement without LICENSEE’s prior written approval, except as required by law. HARVARD may use LICENSEE’s name and royalty information in its own internal confidential reports.

11.6

Without the prior written approval of HARVARD in each instance, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person whether voluntarily or involuntarily, by operation of law or otherwise. This Agreement shall be binding upon the respective successors, legal representatives and assignees of HARVARD and LICENSEE.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

11.7	The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

11.8

LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.

11.9

LICENSEE agrees (i) to obtain all regulatory approvals required for the manufacture and sale of LICENSED PRODUCTS and LICENSED PROCESSES and (ii) to utilize appropriate patent marking on such LICENSED PRODUCTS. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

11.10

Any notices to be given hereunder shall be sufficient if signed by the party (or party’s attorney) giving same and either (a) delivered in person, or (b) mailed certified mail return receipt requested, or (c) faxed to other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

If to LICENSEE:

Jon Faiz Kayyem, PhD

President and CEO

Clinical Micro Sensors, Inc

101 Waverly Drive

Pasadena, CA 91105

Fax: 818-584-5900

If to Harvard to:

Office for Technology and

Trademark Licensing

Harvard University

124 Mt. Auburn Street, Suite 410 South

Cambridge, MA 02138

Fax No.: 617-495-9568

By such notice either party may change their address for future notices.

Notices delivered in person shall be deemed given on the date delivered. Notices sent by fax shall be deemed given on the date faxed. Notices mailed shall be deemed given on the date postmarked on the envelope.

11.11

Should a court of competent jurisdiction later hold any provision of this Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

11.12

This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE	LICENSEE

/s/ Joyce Brinton	/s/ Jon Faiz Kayyem
Joyce Brinton, Director Office for Technology and Trademark Licensing	Signature

Jon Faiz Kayyem, Ph.D.
Name

President & CEO
Title

1/7/98	January 13, 1998
Date	Date

Appendix A

The following comprise PATENT RIGHTS:

US patent application serial no. 08/312,388, filed 9/26/94, entitled “Molecular Recognition at Surfaces Derivatized with Self Assembled Monolayers”

Continuation-in-part of USSN 08/312,388 filed 1/21/97, serial no. 08/786,187

US patent application entitled “Immobilized Nucleic Acid and Electron Transfer Devices or Methods”, filed 1/21/97, serial no. 08/786,153 (abd)

Continuation-in-part of US patent application filed 1/21/97 entitled “Immobilized Nucleic Acid and Electron Transfer Devices or Methods”, such CIP was filed on 2/24/97 and is entitled “Electronic-Property Probing of Biological Molecules at Surfaces”, serial no. 08/804,883 (abd)

Continuation-in-part of US patent application filed 1/21/97 entitled “Immobilized Nucleic Acid and Electron Transfer Devices or Methods”, such CIP was filed on 4/10/97 and is entitled “Electronic-Property Probing of Biological Molecules at Surfaces”, serial no. 08/843,623